SPD BANK	Contract of guarantee-special for single transaction

SPD BANK

Contract of Guarantee (Single)

Shanghai Pudong Development Bank Stock Co., Ltd. Xi’an Branch

SPD BANK	Contract of guarantee-special for single transaction

Contract of Guarantee
Code: YB7201201028009101
Guarantor: Xi’an Xilan Natural Gas Co., Ltd

Creditor: Shanghai Pudong Development Bank Stock Co., Ltd Xi’an Branch

Whereas:
To ensure the creditor’s following various duties fully and timely under the main contract and ensure the realization of creditor’s credit and the guarantor, the guarantor bears all the guarantee responsibilities for liabilities under the main contract voluntarily.
To make clear the rights, duties of the two parties and the guarantor and creditor stipulate the contract through friendly to follow.

Article 1   Main credit guaranteed
The details of main credit guaranteed are illustrated in article 7 of the contract.

Article 2  Guarantee responsibilities
1.	Guarantee Scope
The guarantee scope besides the main credit in the contract associates with interest generated(the interest in the contract includes interest, fine interest and compound interest), fine for breach, damage liquidated, handling charge and other expenses for signing and fulfilling of the contract and expenses for realizing guarantee right and credit (including but not limit to disposal expenses, tax, claim expenses, auction expenses, charges of lawyers and expenses for accommodation and traveling) and guarantee amount added on the request of creditor after the main contract is effective.

2.	Guarantee mode
The guarantee under the contract is joint responsibility guarantee.
The guarantor confirms that when the creditor does not fulfill the liabilities in accordance with the main contract, no matter whether the creditor has other guarantee rights under the main contract (including but not limit to guarantee, mortgage and pledging these guarantee modes), the creditor has right to ask the guarantor to bear guarantee responsibilities within the guarantee scope and it is not necessary for the creditor to ask other guarantors to fulfill the guarantee responsibilities in advance.
The guarantor here quits the defense for requiring to fulfilling the guarantee of real right in advance definitely.

SPD BANK	Contract of guarantee-special for single transaction

3.	Guarantee term
The guarantee term is two years after the expiry of credit fulfilling term. If it is agreed to pay in installment, the guarantor bears the guarantee responsibilities for the repaying duties by installments respectively and the guarantee term is two years from the expiry of fulfillment term of each credit to expiry of repaying term of the repayment.
The “due” and “expiry” in the contract include condition that the creditor declares the credit is due in advance. For the condition that the creditor declares the credit is due in advance, the credit fulfillment due date is the earlier due date declared.
If the creditor and debtor have reached agreement on extending the term for the fulfillment term, the guarantee term is two years from the expiry of credit fulfillment term newly agreed in the term extending agreement. It does not need to get the agreement of the guarantor during the extending term, the guarantor also needs to bear joint guarantee responsibilities.

4.	Change of the main contract
The rights and benefits of the creditor under the main contract will not be affected by conditions such as that the creditor gives any moratorium to the debtor, any repayment term extending and the creditor and debtor modifies,alters and displaces any clause of the main contract; if above conditions occur, it is regarded as that it has been agreed by the guarantor in advance and the guarantee responsibilities of the guarantor should not be relieved for above reasons.
If the creditor issues opening letter of credit, letter of guarantee or spare letter of credit to the debtor under the main contract, it is not necessary to get the permission of the guarantor or notify the guarantor further if the creditor and debtor make any alteration to letter of credit, letter of guarantee or spare letter of guarantee under the main contract; the modification will be regarded that has been agreed by the guarantor in advance and the guarantee responsibilities of the guarantor will not be relieved for above reasons.

Article 3 Representations and guarantee
The guarantor makes following representations and guarantee:
(1)	the guarantor is an independent legal body that is of essential right abilities and can fulfill duties under the contract with its own name and bear civil responsibilities independently.
(2)
The guarantor has right to sign the contract and has finished all the authority and approval for entering into the contract and fulfilling its duties under the contract. All the clauses are the expressions of true intention and interest and bind the guarantor legally.

(3)
The guarantor promises to observe laws and principles and the signing and fulfilling the contract will not be against the laws that the guarantor should follow(the laws in the contract refer to laws, regulations, rule , local regulation and judicial interpretation, regulations, related documents of authority department , judgment, adjudication and should not conflict with any contract, agreement and that the guarantor has signed or other duties the guarantor should bear.

SPD BANK	Contract of guarantee-special for single transaction

(4)
the guarantor promises that all the financial statements it has offered are in accordance with laws of People’s Republic of China and the statements reflects the financial status of the guarantor truly, completely and fairly; what’s more, all the materials and document information in the contract is true, effective, accurate without any disguise.

(5)	The guarantor guarantees to complete the record, registration and other procedures necessary for fulfilling of the contract and pay related tax and expenses.
(6)	Since the issue of the lasted audited financial statement, there is no disadvantage alternation for the operation condition and financial status of the guarantor.
(7)	The guarantor has enclosed the truth and status what he knows or he should know which are significant to guarantor’s deciding whether allow financing under the main contract.
(8)
The guarantor confirms that there is no delinquency or will not turn up any delinquency including but not limit to employee’s salaries, medical care, injury subsidiary, gratuity and other compensation fund these conditions.

(9)	The guarantor guarantees there are no condition and case that brings or may bring great disadvantage effect to fulfilling ability of the guarantor.

Article 4 Covenants
1.	The guarantor promises:
(1)	The guarantor promises not to adopt following actions without getting written permission of the creditor:
☐	Sell, donate, lease, transfer, mortgage or pledge or dispose great capital in whole or in part in other modes.
☐
There is great alternation for operation system or equity organization type , including but not limit to contracting, leasing, joint-operation, reform of company system, stock system reform, transfer of equity, merging , joint adventure (or cooperation), separation, establishment of subsidiaries , equity transfer and capital reduction etc..

☐	Modify the regulations of the company, alter the business scope and main business of the company
☐	Guarantee for the third party which brings disadvantage effect to fulfillment ability and financial status under the contract.
☐	Apply for restructuring, bankruptcy or dismissing the company
☐	Sign contract/agreement or bear duties which will greatly affect the fulfillment ability under the contract
(2)The guarantor promises if following cases occur, he will notify the creditor on the date that the matter occurs and send the originals of related notices (requiring seal for non-natural person and approval for natural person) of the matter in five bank business days to the creditor.
☐	Events happened lead to inaccuracy and unreality of the representations and guarantee of the guarantor under the contract.

SPD BANK	Contract of guarantee-special for single transaction

☐
The guarantor or its holding shareholders, actual controller or its related party associates with claim, arbitration or its capital is levied, attached, frozen and enforcement measures or be adopted other measures with same force, or its legal representative, directors ,supervisors , senior management personnel associate with claim, arbitration and other enforcement measures.

☐
The legal representative of the guarantor or its authorized agent, principal, chief financial principal, address, name of enterprise and business site change or there is disadvantage change for dwelling address of the guarantee, normal dwelling place, change of working unit, or not being in the dwelling city for long, change of name or change of income.

☐	It is applied for restructuring and bankruptcy by other creditor or cancelled by the authority unit.
(3)The guarantor promises that in the process of signing and fulfilling of the contract, he will provide corresponding financial materials and income statement according to the requirements of the creditor.
(4) If the creditor issues letter of credit, letter of guarantee or spare letter of credit under the main contract to the debtor, the guarantor promises when the debtor does not make up cash deposit (including make up in advance), the guarantor will bear joint responsibility for making up the deposit and the guarantor will not be relieved from his responsibilities under the contract. Any loss (including interest loss) occurs when the guarantor makes the cash deposit in accordance with the contract should be borne by the guarantor.
(5) The guarantor confirms that before the debtor pays off all the liabilities to the creditor under the main contract, the guarantor should not enforce recovery right and related rights under the contract.
(6) If the debtor repays the liabilities in whole or in part or the debtor conducts respective liquidation to the creditor, the guarantor continues to bear joint guarantee responsibilities to the credit formed after the repayment in advance or respective liquidation.
2. Deduction agreement
(1) If the guarantor has due liabilities, the creditor has right to deduct capital in any account that the guarantor opened in Shanghai Pudong Development Bank to liquidate the due liabilities.
(2) The liquidation order of deducted amount should be firstly to pay off the due expenses of guarantor and liabilities, furthermore to pay off due interest and finally to pay off due off principal capital unless otherwise stipulated by national authority.
(3) If the currency deducted does no conform with currency for liquidation, the creditor has right to pay off according to exchange rate/foreign exchanges he decides on his own and the exchange rate risk will be borne by the guarantor himself.
3. Credit certificate
The effective documentation of credit guaranteed by the guarantor refers to accountant documentation issued by the creditor according to his own business stipulations.

SPD BANK	Contract of guarantee-special for single transaction

4. Notice and delivery
(1)Any notice sent by one party to the other party under the contract should be sent to addresses listed in the contract till the other party notify for changing address in writing ; as long as sending according to above address, it will be regarded as successful sending on following date: it will be 7th bank business days since they are sent by registered letter to the main business site(legal person or its branches or other economic organization) or dwelling place(nature person); if the sent specially, the date will be the date of signing in ; it is sent by fax or email, the date will be the day that the fax or email is sent out. But receiving time for all the notices, requirements and other communications that the creditor send or delivers will be actual receiving time. What’s more, all the notices that sent by fax or email to the creditor should be sent to the originals (requiring seal for non-natural person and signing of natural person) in person or sent to creditor to confirm.
(2)The guarantor agrees that summoned and notice taking a legal action to him only be sent to address listed in the contract that is regarded as receiving and if the change of above address does not be notified to the creditor in advance in writing, then it is invalid to the creditor.
5. Effectiveness, alteration and termination.
(1) the contract comes into force after the guarantor and creditor seal and signed and sealed by legal representative/principal or authorized agent of the two parties(if the guarantor is natural person, he only needs to sign) and terminate till the credit under the contract is paid off.
(2) the effect of the contract is independent of the main contract and it will not be invalid or cancelled due to the invalidity or cancellation of the main contract.
(3) after the contract comes into force, any party of the two parties should not change or terminate the contract in advance without permission of the other party; the contract can not be changed or terminated if the two parties do not agree on change and reach written agreement.

Article 5 Events of default and treatment
1. Events of default
For following conditions, it will be regarded that the guarantor breaches the liabilities to the creditor:
☐ Any representation, explanations, guarantee and any notice, authority, approval , agreement and certificate and other certificates that issued according to the contract and related to the contract are not correct when made or are of possibility of misleading or has been verified to be incorrect or of misleading feature or has been verified to be invalid or cancelled or be not of legal force.
☐ Guarantor breaches any covenant in article 4 under the contract.
☐ The guarantor breaks up his business, stops production, closes , reorganization, liquidation, be taken over or entrusted, dismissed, the business license is cancelled or be cancelled or it is bankrupted.
☐ The guarantor who natural person is dead or be declared dead.
☐	The guarantor changes and transfers capital or tries to transfer capital in guise of marriage relationship.
☐
The financial status of the guarantor worsens or there is serious operation problem and there is event or condition which may bring disadvantage to the normal operation, financial status and liquidation abilities.

SPD BANK	Contract of guarantee-special for single transaction

☐
The guarantor or its holding shareholders, actual controller or its related party associates with claim, arbitration or its capital is levied, attached, frozen and enforced or be adopted other measures with same force, or its legal representative, directors, supervisors, senior management personnel associate with claim, arbitration and other enforcement measures, which lead to disadvantage effect to the liquidation ability of the guarantor.

☐	The guarantor has other behavior which is enough to affect the fulfillment of the contract or affect the fair benefits of the creditors.

2.	Treatment
If any event of default as above occurs, the creditor has right to declare that the credit due in advance and asks the guarantor to bear fine as punishment (the calculation method of the fine as punishment refer the article 7 in the contract). If the creditor incurs loss due to not enough penalties, the guarantor should compensate all the losses that the creditor incurs.

Article 6 Miscellaneous
1. Applicable laws
Laws of People’s Republic of China (excluding to that of Hong Kong, Macao Special Administrative Region and Taiwan area) are applicable to the contract.
2. Settlement of dispute
The dispute arising should be settled through friendly negotiation ; if it can not be settled through negotiation, the people’s court at the dwelling place of the creditor has exclusive judicial jurisdiction ; during the period,  the two parties should continue to fulfill other clauses not associating with dispute.
3.	Miscellaneous
(1)
If there is unlisted issue needs to be complemented, the two parties can negotiate and record in the article 7 of the contract and they can reach another written agreement as the appendix of the contract. The appendix of the contract is an indivisible part of the contract and it enjoys the same legal force with the contract.

(2)	The terms and expressions in the contract have the same meaning with the main contract unless there are special notes.

Article 7 Contract element clauses
1. The main contract that the contract guarantees corresponds to whereas clauses of the contract
(1) The main contract is fixed assets loan contract signed between the creditor and debtor on Feb 2, 2010. [code: 72012010280091]. The creditor under the contract is loaner.
(2) The debtor is Jingbian County Xilan Natural Gas Liquefaction Co., Ltd and the business site: South of Tongwan Road, Zhangjiapan town, Jingbian County.
2. The main credit under the contract corresponds to the article 1 of the contract.

SPD BANK	Contract of guarantee-special for single transaction

☑ the main credit under the contract is under the main contract, the amount that the that the creditor offers to the debtor will not be over financing of RMB 120 million Yuan(capital letter) and the liability fulfillment term (that is loan term in the main contract ) is 58 months.

☒ The main credit guaranteed under the contract is that, according to the main contract and the creditor offers     amount for            (name of intermediate business) should not over     (currency)         Yuan (capital) or be with liabilities. If the creditor is forced to make advances, then the main credit will turn to be advances that paid by the creditor and the amount of main credit adjusts according to adjustment agreed in the main contract.
3. Breach treatment corresponds to article 2 of the contract.
penalty: equal to 10% of the main credit or                                  ／
4.	The appendixes of the contract including: corresponding to (1), 3rd clause of article 3.

(1)《                                                 》

(2)《                                                 》

(3)《                                                 》

(4)《                                                 》

(5)《                                                 》

5.	The others agreed by the two parties correspond to (1), 3rd clause of article 6.
(1)After the project is delivered to production, if the borrower does not sign gas supply contract with PetroChina Company, the borrower should repay all the loan interest to Shanghai Pudong Development Bank Stock Co., Ltd. Xi’an branch in advance; (2) if the project is over investment, it will be settled by self-collecting; (3) the guarantor will not draw dividends before repaying loan of the current to Shanghai Pudong Development Bank Stock Co., Ltd. Xi’an branch.
6. The original of the contract is in quadruplicate, while the guarantor holds one, the creditor holds two and the notary agent of the borrower holds two and these four enjoy the same legal force.

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SPD BANK	Contract of guarantee-special for single transaction

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The contract is signed between the guarantor and creditor on Feb 26, 2010; confirmed by the guarantor, the two parties have discussed and noted all the clauses and the two parties are not doubtful about all the clauses and have accurate understanding to the related rights and duties and responsibilities or liability exemption clauses.

Guarantor (seal):	Creditor (seal):

Legal representative or authorized agent(signature or seal)	principal or authorized agent

Ji Qin’an	Yang Liqiang
(Applicable to legal person)

Valid identification certification type and code:

(Applicable to natural person)

Place of domicile:	Main business site:
Zip code:	Zip code:
Tel:	Tel:
Fax:	Fax:
Email:	Email:
Contact person:	Contact person:

SPD BANK	Contract of guarantee-special for single transaction

The commitment letter that the spouse agrees to dispose common property (applicable if the guarantor is natural person):

Appendix:
The commitment letter on agreeing to enforce common property

To : Shanghai Pudong Development Bank Stock Co., Ltd. Xi’an branch
                              (ID card number:                                ), is the guarantor                            ‘s legal spouse makes following commitment to ensure the signing and fulfillment of the contract of guarantee.
I have fully understanding to the issues on the contract of guarantee before signing                      , I agree with the signing and fulfillment of the contract and agree that the creditor has right to dispose common property when the guarantor needs to bear responsibilities under the contract.

Offeree:

DD MM YY

Appendix:
1.	copy of ID card
2.	copy of marriage certificate